UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2008

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) By-Law Amendments

On March 4, 2008, the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”) approved amendments to, and restated, the Company’s by-laws (the “Amended and Restated By-Laws”). This amendment and restatement of the Company’s by-laws became effective on March 4, 2008.

The amendments to the Amended and Restated By-Laws changed the Company’s plurality voting standard for electing directors in an uncontested election to a majority voting standard (Section 2.11(c) of the Amended and Restated By-Laws). The Board also adopted amendments to the Company’s Corporate Governance Guidelines requiring the Corporate Governance Committee to establish procedures to implement a director resignation policy in situations where a director fails to receive a majority of votes cast in his or her election. The Board has discretion whether to accept or reject the resignations and will publicly disclose its decision within 90 days of certification of election results.

The foregoing description of the amendments to the Amended and Restated By-Laws is qualified in its entirety by the full text of the Amended and Restated By-Laws, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Franklin Resources, Inc. (as adopted March 4, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: March 4, 2008	By:	/s/ Craig S. Tyle
Name: Craig S. Tyle
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Franklin Resources, Inc. (as adopted March 4, 2008)